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                            ARV Assisted Living, Inc.
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                                                                  ARV LETTERHEAD

                                January 23, 1998

TO OUR SHAREHOLDERS:

     We are now in the final week before ARV's Annual Meeting of Shareholders, and I am writing to you to ask that you vote for Management's slate of directors. I have already told you the reasons why your Board views Emeritus's offer as nothing more than a ploy to get you to vote for its slate of nominees. Now, I want to explore with you the mathematics of Emeritus's "offer." I also want to give you information we have discovered that demonstrates just how Emeritus treats its potential merger partners when it is doing a friendly deal. After you have read this letter, I hope you will conclude that voting for Emeritus's slate poses far too many dangers for your investment. PROTECT YOUR INVESTMENT. DON'T VOTE FOR EMERITUS'S NOMINEES. PLEASE MARK, SIGN, DATE AND MAIL ARV'S WHITE PROXY CARD.

             EMERITUS IS REALLY OFFERING YOU AROUND $15.50 A SHARE
                   WHEN YOU TAKE INTO ACCOUNT ITS CONDITIONS

     In my last letter to you, I discussed all of the conditions to the Emeritus offer. Emeritus wants you to focus on its announced price -- not the conditions to its offer. But, as all investors know, price and conditions are related. I decided that it was important to our shareholders that we take a careful look at Emeritus's conditions and communicate to you what price we think Emeritus is really offering you. When we did that, we concluded that Emeritus is really offering you somewhere around $15.50 per share. Here is how we did our calculation:

        Emeritus's Stated Price.........................................    $17.50
        Price Modifications due to Conditions:

             Emeritus has conditioned its offer on rescission of the
             redemption of the Prometheus note; Emeritus has admitted
             that it may reduce the price it pays you by $14 million,
             equivalent to $.85 per share, if it is obligated to buy all
             of Prometheus's shares.....................................      (.85)

             Emeritus's offer has both a material adverse change
             condition and a condition that Emeritus receive consents to the change of control from each of ARV's landlords; ARV
             estimates that if the landlords simply insist on marking
             the leases to market, the cost to ARV will be at least $4
             million a year and $25 million over the life of the leases;
             Emeritus is free to reduce its price to you by the present value of this $25 million, which we calculate to be $1.05
             per share..................................................     (1.05)
                                                                            ------
        Revised Potential Emeritus Offer Price..........................    $15.60
                                                                            ======

     YESTERDAY, OUR STOCK CLOSED AT $14 7/8 SO WE THINK EMERITUS IS REALLY OFFERING YOU ALMOST NO PREMIUM FOR TAKING CONTROL OF YOUR COMPANY. AND, REMEMBER, EMERITUS ALSO HAS 13 OTHER "OUTS" OR CONDITIONS THAT COULD GIVE IT THE RIGHT TO FURTHER REDUCE THE PRICE OR WALK AWAY FROM ANY TRANSACTION. DON'T BE FOOLED BY EMERITUS'S ILLUSORY $17.50 OFFER. PROTECT YOUR INVESTMENT BY VOTING FOR YOUR BOARD.

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             EMERITUS HAS A HISTORY OF REDUCING ACQUISITION PRICES

     Don't be misled into thinking that Emeritus actually will follow through on its $17.50 cash "offer" price. Not only does the preceding calculation based on Emeritus's conditions and Dan Baty's testimony foreshadow, in our opinion, a significant price decrease, but also Emeritus has used similar tactics in prior acquisitions.

     In March 1996, Emeritus announced that it had signed an agreement in principle to merge with Standish Care Company in a stock for stock acquisition. An exchange ratio roughly equivalent to $4.00 for each Standish share was announced.

     What happened next? According to the former Standish officers and investors whom ARV's representatives have interviewed, the answer is dragged out negotiations and a reduced offer. Standish was experiencing liquidity problems and was under pressure. Emeritus then stretched out its due diligence as Standish's pressures grew. Finally, after nearly two months, according to one of our sources, Emeritus used its due diligence as an excuse to reduce its offer price by about 40%. Fortunately for Standish, its management suspected this tactic was occurring and located a backup bidder. Standish rejected Emeritus's attempt to use due diligence as an excuse to reduce the price and closed a deal on much better terms with someone else.

     We believe Emeritus now wants you to elect their handpicked slate of directors before Emeritus removes any of its conditions and before it commits to a firm price. Then, Mr. Baty wants to "negotiate" with his own designees who will control ARV if he gets your vote. LEARN FROM STANDISH. VOTE FOR YOUR BOARD TO MAKE CERTAIN THAT ARV HAS INDEPENDENT DIRECTORS WHO WILL EXERCISE THEIR FIDUCIARY DUTIES TO PROTECT YOU FROM THE EMERITUS TACTICS.

     Emeritus will tell you ARV is overblowing this danger. But, just this week two large ARV shareholders, Gary Davidson, my predecessor and former ARV Chairman, and a well known arbitrageur, appear to have figured out that Emeritus is not really offering $17.50 per share in cash. Both sold their positions for $15.50 per share. PROTECT YOUR INVESTMENT. DON'T VOTE FOR EMERITUS'S NOMINEES.

                                   IMPORTANT

DO NOT VOTE ANY BLUE PROXY CARDS YOU MAY RECEIVE FROM EMERITUS CORPORATION -- NOT EVEN TO WITHHOLD ON THE EMERITUS NOMINEES. DOING SO MAY HAVE THE EFFECT OF CANCELING YOUR VOTE FOR ARV'S NOMINEES. ALSO, DO NOT VOTE ANY GOLD PROXY CARDS.

TO BE CERTAIN YOUR VOTE WILL COUNT FOR ARV'S NOMINEES, PLEASE MARK, SIGN, DATE AND PROMPTLY MAIL ARV'S WHITE PROXY CARD THAT YOU RECEIVED PREVIOUSLY OR IN THE ENCLOSED ENVELOPE.

                                      On Behalf of your Board of Directors,

                                      Sincerely,

                                      /s/ HOWARD G. PHANSTIEL
                                      Howard G. Phanstiel

     IF YOU HAVE ANY QUESTIONS OR REQUIRE ANY ADDITIONAL INFORMATION OR ASSISTANCE, PLEASE CALL OUR PROXY SOLICITOR, MACKENZIE PARTNERS, AT 1-800-322-2885.

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